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                                                     EXHIBIT 23.2




                 Consent of Independent Auditors


We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Biopool International, Inc. 1993 Stock Incentive Plan and the incorporation by reference therein of our report dated March 6, 1996, with respect to the consolidated financial statements and schedules of Biopool International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.







Woodland Hills, California                   ERNST & YOUNG
February 28, 1997